Table of Contents

Exhibit 8.1

List of Subsidiaries

	Subsidiary	Jurisdiction of Incorporation	Names Under which Business
is Conducted

1	Atlântica Capitalização S.A.	São Paulo – Brazil	Atlântica Capitalização
2	Banco Alvorada S.A	Osasco - SP – Brazil	Banco Alvorada
3	Banco Bradesco BBI S.A.	Osasco - SP - Brazil	Bradesco BBI
4	Banco Boavista Interatlântico S.A.	Osasco – SP - Brazil	Boavista
5	Banco Bradesco Argentina S.A.	Buenos Aires – Argentina	Bradesco Argentina
6	Banco Bradesco Luxembourg S.A.	Luxembourg – G. Ducado Luxembourg	Bradesco Luxembourg
7	Banco Finasa S.A.	Barueri – SP - Brazil	Banco Finasa
8	Bradesco Argentina de Seguros S.A	Buenos Aires – Argentina	Bradesco Argentina de Seguros
9	Bradesco Auto/RE Companhia de Seguros	Rio de Janeiro - Brazil	Bradesco Auto/RE
10	Bradesco Capitalização S.A.	São Paulo - Brazil	Bradesco Capitalização
11	Bradesco Administradora de Consórcios Ltda.	Osasco – SP - Brazil	Bradesco Consórcio
12	Bradesco Leasing S.A. - Arrendamento Mercantil	Osasco – SP - Brazil	Bradesco Leasing
13	Bradesco S.A. Corretora de Títulos e Valores Mobiliários	São Paulo – Brazil	Bradesco Corretora
14	Bradesco Saúde S.A.	Rio de Janeiro – Brazil	Bradesco Saúde
15	Bradesco Securities, Inc.	New York – USA	Bradesco Securities
16	Bradesco Seguros S.A.	São Paulo – Brazil	Bradesco Seguros
17	Bradesco Vida e Previdência S.A.	Osasco – SP - Brazil	Bradesco Previdência
18	Bradescor Corretora de Seguros Ltda.	Osasco – SP - Brazil	Bradescor
19	BRAM – Bradesco Asset Management S.A. DTVM	São Paulo – Brazil	BRAM
20	Cia. Securitizadora de Créditos Financeiros Rubi	Osasco – SP - Brazil	Rubi
21	Atlântica Companhia de Seguros	Rio de Janeiro – Brazil	Atlântica Seguros
22	Scopus Tecnologia Ltda.	São Paulo – Brazil	Scopus Tecnologia
23	União Participações Ltda.	Osasco – SP - Brazil	União
24	Banco Bankpar S.A.	São Paulo – Brazil	Banco Bankpar
25	Bradesplan Participações Ltda..	Osasco - SP – Brazil	Bradesplan
26	Banco Bradesco Cartões S.A.	Osasco - SP – Brazil	Bradesco Cartões
27	Banco BMC S.A.	São Paulo – Brazil	Banco BMC
28	Tempo Serviços Ltda.	Uberlândia – MG – Brazil	Tempo Serviços
29	Alvorada Cartões, Crédito, Financiamento e Investimento S.A.	Osasco - SP – Brazil	Alvorada Cartões
30	Bradesco SegPrev Investimentos Ltda.	Osasco - SP – Brazil	Bradesco SegPrev